Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

High Technology Solutions, Inc.

For the year ended August 29, 2003

with Report of Independent Auditors

High Technology Solutions, Inc.

Consolidated Financial Statements

For the year ended August 29, 2003

Report of Independent Auditors

Board of Directors

High Technology Solutions, Inc.

We have audited the accompanying consolidated balance sheet of High Technology Solutions, Inc. as of August 29, 2003, and the related consolidated statement of operations, stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of High Technology Solutions, Inc. as of August 29, 2003 , and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

San Diego, California

October 15, 2003

High Technology Solutions, Inc.

Consolidated Balance Sheet

August 29, 2003
Assets
Current assets:
Short term investments	$88,913
Billed accounts receivable, net of allowance for doubtful accounts of $173,150 at August 29, 2003	7,989,288
Unbilled accounts receivable	809,487
Notes receivable from officers, current portion	225,065
Other current assets	470,246

Total current assets	9,582,999
Property and equipment, net	544,487
Long term investments	187,500
Intangibles and other assets	226,130
Notes receivable from officers, net of current portion	—

Total assets	$10,541,116

Liabilities and stockholders’ deficit
Current liabilities:
Cash overdraft	$152,981
Accounts payable	1,646,177
Accrued expenses	389,417
Accrued compensation and related expenses	1,380,245
Deferred revenue	381,971
Line of credit	2,282,616
Current portion of long-term debt	1,209,990
Net liabilities of discontinued operations	56,203
Current portion of capital lease obligations	707

Total current liabilities	7,500,307
Long-term debt, net of current portion	—
Deferred compensation liability	164,180

Total liabilities	7,664,487
Commitments and contingencies
Redeemable convertible preferred stock	21,679,186
Stockholders’ deficit:
Common stock, $0.001 par value, 35,000,000 authorized shares, 11,311,240 shares issued at August 29, 2003	11,311
Additional paid-in capital	4,703,323
Accumulated deficit	(23,318,595)

(18,603,961)
Less: Treasury stock, 193,825 shares at cost at August 29, 2003	(198,596)

Total stockholders’ deficit	(18,802,557)

Total liabilities and stockholders’ deficit	$10,541,116

See accompanying notes.

High Technology Solutions, Inc.

Consolidated Statement of Operations

Year ended August 29, 2003
Net revenues	$43,309,417
Cost of revenues	35,065,673

Gross profit	8,243,744
Expenses:
Selling, general and administrative	3,823,215
Research and development	358,165
Stock-based compensation	—

4,181,380

Operating income	4,062,364
Other income (expense):
Interest expense	(282,790)
Interest income	16,725
Other income	15,165

Income before income taxes	3,811,464
Income tax provision	(320,000)

Income from continuing operations	3,491,464
Loss from discontinued operations	(72,617)

Net income	3,418,847
Accretion of dividends on preferred stock	(1,546,998)

Net income attributable to common stock	$1,871,849

See accompanying notes.

High Technology Solutions, Inc.

Consolidated Statement of Stockholders’ Deficit

	Common Stock		Treasury Stock	Deferred Compensation	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance at August 30, 2002	10,751,768	10,752	(193,540)	—	4,609,962	(25,190,444)	(20,763,270)
Accretion of preferred stock dividend	—	—	—	—	—	(1,546,998)	(1,546,998)
Issuance of common stock upon exercise of options	559,472	559	—	—	93,361	—	93,920
Treasury stock obtained from the sale of assets	—	—	(5,056)	—	—	—	(5,056)
Net income	—	—	—	—	—	3,418,847	3,418,847

Balance at August 29, 2003	11,311,240	$11,311	$(198,596)	$—	$4,703,323	$(23,318,595)	$(18,802,557)

See accompanying notes.

High Technology Solutions, Inc.

Consolidated Statement of Cash Flows

Year ended August 29, 2003
Operating activities
Net income	$3,418,847
Plus: Loss from discontinued operations	72,617

Income from continuing operations	3,491,464
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	335,238
Amortization	3,955
Provision for doubtful accounts	84,767
Receipt of securities for services	(187,500)
Loss (gain) on sale or write-off of assets	—
Issuance of warrants and options to non-employees	—
Deferred interest on notes receivable	(5,829)
Changes in assets and liabilities, net of acquisitions:
Short-term investments	(15,164)
Billed accounts receivable	(2,169,289)
Unbilled accounts receivable, net	522,218
Other current assets	(166,089)
Intangibles and other assets	(23,043)
Bank overdraft	(275,954)
Accounts payable	(624,987)
Accrued expenses	(171,255)
Accrued compensation and related expenses	79,004
Other liabilities	150,836

Net cash provided by operating activities of continuing operations	1,028,372
Investing activities
Purchases of property and equipment	(88,146)
Purchases of intangible assets	(929)
Other assets, net	—

Net cash used in investing activities of continuing operations	(89,075)
Financing activities
Borrowings under line of credit	25,362,044
Payments on line of credit	(24,982,138)
Payments on long-term debt	(1,360,939)
Principal payments on capital leases	(8,657)
Issuance of common stock	93,920

Net cash used in financing activities of continuing operations	(895,770)
Net cash provided by continuing operations	43,527
Net cash used in discontinued operations	(43,527)

Decrease in cash and cash equivalents	—
Cash and cash equivalents at beginning of year	—

Cash and cash equivalents at end of year	$—

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$255,949

Cash paid during the year for income taxes	$310,384

Supplemental disclosure of noncash financing and investing transactions
Receipt of treasury stock for the sale of assets	$5,056

Disposal of capital lease assets	$13,499

Accretion of preferred stock dividend	$1,546,998

See accompanying notes.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements

August 29, 2003

1. Summary of Significant Accounting Policies and Practices

Description of Business

High Technology Solutions, Inc. (the “Company”) was founded in 1990 and provides support services in the areas of information technology, systems and software integration, and engineering and technical services under contracts with various governmental agencies and commercial entities. The Company’s headquarters are located in San Diego, California. The Company maintains offices in several cities located near government or commercial installations where the Company has been awarded contracts. The Company provides services including, but not limited to, systems engineering and technical services, data processing, software integration, Internet and Intranet software development, interactive media development, networking support, and program management support of government programs.

EyeVelocity, Inc. (formerly MACRO Systems, Inc.), a wholly owned subsidiary of the Company, provides manufacturing services under contracts with various governmental agencies. EyeVelocity previously provided visual imaging software for the automotive industry. During fiscal year 2001, management decided to discontinue the visual imaging software business segment and, accordingly, the operating results have been reclassified as discontinued operations (see Note 10).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and EyeVelocity. All intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company’s principal source of revenue is from prime contracts and subcontracts funded by U.S. governmental agencies. Approximately 89% of revenues from continuing operations for fiscal year 2003, were from non-fixed price contracts. Revenue on time-and-materials contracts is recognized based on hours incurred, extended at contract labor rates plus materials and other direct costs incurred.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies and Practices (continued)

Revenue on cost plus fixed fee contracts is recognized as costs are incurred. Revenue on firm fixed price contracts is recognized using the percentage-of-completion method based on the ratio of costs incurred to date to total estimated costs at completion. Provisions are made to recognize any losses on contracts when losses become evident.

Payments to the Company for performance on certain U.S. government contracts are subject to audit by the Defense Contract Audit Agency. Revenue has been recorded at amounts expected to be realized upon final settlement.

Balances under retainage provisions in contracts approximated $170,402 at August 29, 2003.

Concentration of Credit Risk

The Company’s primary lines of business are significantly impacted by the United States Department of Defense budget. Should the United States reduce budget allocations for certain defense department expenditures, revenues may be adversely impacted.

Approximately 97% of the Company’s accounts receivable as of August 29, 2003, was due from various United States government agencies or customers working under government contract.

Cash Equivalents and Short-Term Investments

The Company considers all highly liquid investments with original maturities of three months or less from the purchase date to be cash equivalents. The Company’s securities are classified as “available-for-sale” in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investment in Debt and Equity Securities. These investments are carried at fair market value with any unrealized gains and losses recorded as a separate component of stockholders’ equity. Fair value is based upon market prices quoted on the last day of the fiscal year. Gross unrealized gains and losses were not material for the year ended August 29, 2003.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies and Practices (continued)

Long-Term Investments

Equity investments in businesses that are not publicly traded are stated at the lower of cost or fair market value, and gains are recognized when realized. Fair market value for these investments is based on management’s review of the underlying operating performance and cash flow forecasts for the companies underlying these investments, as well as available comparable private equity transaction information. The Company assesses and records impairment losses when events and circumstances indicate such assets might be impaired.

Intangibles Assets

Intangible assets consist primarily of patent and trademarks associated with the Company’s interactive media business. These assets are being amortized over the estimated useful lives of typically 5 years.

The Company assesses the recoverability of intangible assets by determining whether the amortization of the intangible assets over their remaining lives can be recovered through undiscounted future operating cash flows of the acquired businesses. The impairment of intangible assets, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company’s average cost of funds. The assessment of the recoverability of intangible assets will be impacted if estimated future operating cash flows are not achieved.

Property and Equipment

Property and equipment are recorded at cost. Equipment under capital leases is stated at the present value of the minimum lease payments.

Depreciation is provided on a straight-line method over the estimated useful lives of the assets, which range from three to seven years. Equipment acquired under capital leases and leasehold improvements are amortized over the useful life of the asset or the lease term, whichever is less.

Assets held under capital leases as of August 29, 2003 were not material.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies and Practices (continued)

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

In accordance with SFAS No. 144, the Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies and Practices (continued)

Recent Accounting Pronouncements

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. SFAS No. 148 amended SFAS No. 123 Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 became effective for fiscal years ending after December 15, 2002. The Company has currently chosen not to adopt the voluntary change to the fair value based method of accounting for stock-based employee compensation. If the Company should choose to adopt such a method, its implementation pursuant to SFAS No. 148 could have a material effect on the Company’s consolidated financial position and results of operations.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133 and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, for hedging relationships designated after June 30, 2003, and to certain pre-existing contracts. The adoption of SFAS No. 149 has not had a material impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments; (a) mandatorily redeemable shares which the issuing company is obligated to buy back in exchange for cash or other assets, (b) put options and forward purchase contracts that do or may require the issuer to buy back some of its shares in exchange for cash or other assets, and (c) obligations that can be settled with shares, the monetary value of which is fixed, ties solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer’s shares. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and for

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies and Practices (continued)

all periods beginning after June 15, 2003 except for mandatorily redeemable financial instruments of nonpublic entities which are subject to the provisions of SFAS No. 150 for the first fiscal period beginning after December 15, 2003. The Company is currently evaluating the adoption and impact on its consolidated financial statements.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a liability to be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements ending after December 15, 2002. The adoption of FIN 45 has not had a material impact on the Company’s consolidated financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. A variable interest entity either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources to the entity to support its activities. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 has not had a material impact on the Company’s consolidated financial statements.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies and Practices (continued)

Stock Options

As permitted by SFAS No. 123, Accounting for Stock-Based Compensation, the Company applies the intrinsic value-based method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for fixed plan stock options. As such, no compensation expense is recognized if the exercise price of stock options equals or exceeds the fair value of the underlying stock at the date of grant.

Deferred compensation for stock options and warrants granted to non-employees has been determined at the grant date in accordance with SFAS No. 123 and EITF No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services, and has been recorded at the fair value of the equity instruments issued. Such deferred compensation is generally recognized over the period the related services are rendered. The effect on the Company’s operating results from the issuance of these stock options was $0 for fiscal year 2003.

Pro forma net income has been determined as if the Company had accounted for its employee stock options under the fair-value method prescribed in SFAS No. 123. The fair value of these options was estimated at the date of grant using the minimum value pricing model with the following weighted average assumptions for fiscal year 2003: risk-free interest rate of 5%; zero dividend yield; and a weighted-average expected life of 8 years. The estimated weighted average fair value of stock options granted during fiscal year 2003 was $0.07.

The minimum value pricing model is similar to the Black-Scholes option valuation model, which was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable, except that it excludes the factor for volatility. In addition, option valuation models require the input of highly subjective assumptions. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the employee stock options.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

1. Summary of Significant Accounting Policies and Practices (continued)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the related options. The Company’s pro forma information follows:

Year ended August 29, 2003
Pro forma net income	$3,373,085

As reported	$3,418,847

Advertising

The Company expenses advertising as incurred. Advertising expenses for the fiscal year 2003 was $43,256.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year

The Company’s fiscal year is 52 or 53 weeks ending the Friday closest to August 31.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

2. Property and Equipment

Property and equipment consisted of the following:

August 29, 2003
Machinery and equipment	$2,011,079
Furniture and fixtures	158,574
Purchased software	578,008
Leasehold improvements	114,338
Construction in progress	17,128

2,879,127
Accumulated depreciation and amortization	(2,334,640)

Property and equipment, net	$544,487

3. Notes Receivable from Officers

Notes receivable from officers consisted of the following:

August 29, 2003
Note receivable from officer, unsecured, interest payable bi-weekly at 5.25%, principal due 2004	$72,777
Note receivable from officer, unsecured, interest at 6.80%. Principal and accrued interest are due 2004 or when the Company completes an initial public offering, whichever occurs first	142,288
Other	10,000

$225,065

During fiscal year 2003, the company extended the due date of two notes receivable from officers totaling $82,777 by 14 months. Additionally, the interest rate of these notes was reduced from 8.25% to 5.25%.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

4. Long-Term Debt

Long-term debt consisted of the following:

August 29, 2003
Note payable, bank, payable in monthly installments of $60,000, plus interest at a variable rate of bank prime plus 0.75% (4.75% at August 29, 2003, maturing May 2004	$660,000
Note payable, bank, payable in monthly installments of $55,556, plus interest at a variable rate of bank prime plus 1.25% (5.25% at August 29, 2003, maturing June 2004, net of deferred financing fees of $5,565 at August 29, 2003	549,990
Less current portion	(1,209,990)

Long-term debt, net of current portion	$—

The Company is a party to a loan and security agreement with a bank, dated August 5, 2002, as amended (the “Agreement”). The Agreement provides for a revolving, asset-based line of credit of up to $7,000,000, which bears interest at the bank’s prime rate plus 0.25%. The weighted average interest rate for the year ended August 29, 2003 was 4.76%. The entire outstanding unpaid balance under the line of credit and all accrued unpaid interest thereon are due January 15, 2004. The bank borrowings are secured by substantially all of the assets of the Company. As of August 29, 2003, $2,282,616 was outstanding and $4,717,384 was available under the line of credit.

At August 29, 2003, the Company has a standby letter of credit outstanding amounting to $50,000 guaranteeing the performance under securing borrowings on corporate credit cards.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

5. Income Taxes

The income tax provision consists of the following:

Year ended
August 29, 2003
Current:
Federal	$75,000
State	245,000

Total current taxes	320,000
Deferred:
Federal	—
State	—

Total deferred taxes	—

Total income tax provision	$320,000

Alternative minimum taxable income was approximately $375,000 for 2003.

A reconciliation of total income tax provision to the amount computed by applying the statutory federal alternative minimum tax rate of 20% where applicable and a blended state tax rate of 6.4% to income before income tax provision for the year ended August 29, 2003 is as follows:

2003
Income tax expense at federal statutory rate	$75,000
State taxes, net of federal tax benefit	245,000

$320,000

Significant components of the Company’s deferred tax assets and liabilities as of August 29, 2003 are shown below. A valuation allowance has been established to offset the deferred tax assets as realization of such assets is uncertain:

2003
Deferred tax assets:
Operating loss carryforward	$5,302,000
Accrued liabilities and other	641,000
Deferred compensation	166,000
Property, plant and equipment	149,000

Total deferred tax assets	6,258,000
Valuation allowance	(6,258,000)

Net deferred tax liability	$—

At August 29, 2003, the Company has federal and state net operating loss carryforwards of approximately $15,380,000 and $3,460,000, respectively, which will begin expiring in 2019 and 2004, respectively, unless previously utilized. The Company also has federal research credit carryforwards of approximately $140,000, which will begin expiring in 2019 unless previously utilized.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

5. Income Taxes (continued)

Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company’s net operating losses and tax credit carryforwards may be limited if a cumulative change in ownership of more than 50% has occurred within a three-year period.

6. Redeemable Preferred Stock and Stockholders’ Deficit

Preferred Stock

During fiscal year 2000, the Company issued Series A Redeemable Convertible Preferred Stock (Preferred Stock). The Preferred Stock has voting rights equal to the number of common shares into which the Preferred Stock is convertible. As long as 33% of the shares of Preferred Stock are outstanding, the Board shall consist of up to nine directors and specified Preferred Stock holders shall have in addition to other voting rights the exclusive right to elect up to three directors.

In the event of any liquidation, dissolution, or winding up of the Company, the holders of Preferred Stock are entitled to $6.064 per share plus all declared or accrued and unpaid dividends. The Preferred Stock accrues dividends at a rate of 6% for two years from the date of issuance and 9% thereafter. Through the fourth anniversary of the date of issuance, the Company has the option to pay any accrued dividends in-kind with additional Preferred Stock or in cash. Commencing on the fourth anniversary of the date of issuance, the holder of Preferred Stock shall be entitled to receive preferential dividends payable in cash on the last business day of each quarter. If the Company cannot pay the dividends, then such dividends become cumulative and compound quarterly from the date due. Cumulative unpaid dividends on the Preferred Stock at August 29, 2003 amount to $4,679,193.

The Preferred Stock is redeemable at the holders’ option if any of the following items occur: (i) any sale, lease, exchange or other transfer of all or substantially all of the property and assets of the Company, (ii) any merger or consolidation to which the Company is a party or (iii) any group or persons shall own securities of the Company representing 50% or more of the voting securities, excluding the current stockholder who originally owned greater than this amount. If none of these events occur, the Company shall redeem all of the outstanding Preferred Stock on the earlier of the fifth anniversary from the first date of issuance or the date on which the Company or any subsidiary shall make an assignment for the benefit of creditors, commence any proceeding relating to bankruptcy or insolvency.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Deficit (continued)

The Preferred Stock is convertible into common stock anytime at the holder’s option and is subject to mandatory conversion in the event of a qualified sale or initial public offering. The conversion price of the Preferred Stock is $2.07 per share. As of August 29, 2003, the Company has reserved 11,000,000 shares of common stock for the conversion of the Preferred Stock.

Warrants

During fiscal year 2003, the Company issued a warrant to purchase 2,500 shares of common stock at $0.25 per share in conjunction with a financing arrangement with a bank. The warrant expires on April 1, 2008. The value of the warrant was not material.

During fiscal year 2002, the Company issued warrants to purchase 180,000 shares of common stock at $0.15 per share in conjunction with a financing arrangements. The warrant for 120,000 of these shares expires on January 29, 2007, and the warrant for the remaining 60,000 shares expires on May 7, 2007. The warrants were valued at $9,000 using the Black-Scholes model, and have been fully amortized to interest expense as of August 29, 2003.

Stock Option Plans

The Company has reserved the greater of: (i) 4,000,000 shares of common stock or (ii) 20% of the outstanding shares of common stock at the end of each quarter (including the assumed conversion of any convertible preferred shares outstanding into common stock) under the 2002 Stock Option Plan (the “2002 Plan”) for issuance to eligible employees, directors and consultants. The 2002 Plan provides for the grant of incentive and nonstatutory stock options. Terms of the stock option agreements, including vesting requirements, are determined by the Board of Directors, subject to the provisions of the 2002 Plan. On the date of grant, the exercise price of incentive stock options must equal at least the deemed fair value and the exercise price of non-statutory stock options may be no less than 85% of the deemed fair market value. Options granted by the Company generally vest over five years and have a maximum term of 10 years from the date of grant. As of August 29, 2003, 3,540,195 common shares are reserved for issuance under the 2002 Plan.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Deficit (continued)

Upon issuance of the 2002 Plan, the Company terminated any further issuances of stock options under both the 1996 and 1999 Stock Option Plans. Previous stock option grants under the 1996 and 1999 Stock Option Plans will remain valid until they expire or are otherwise cancelled. As of August 29, 2003, 95,100 options were outstanding under the 1996 and 1999 Stock Option Plans.

A summary of the Company’s stock option activity and related information for the year ended August 29, 2003, are as follows:

Outstanding at August 30, 2002	2,904,094	$0.15 – $5.00	$0.17
Granted	302,250	$0.15 – $0.275	$0.24
Exercised	(559,472)	$0.15 – $0.25	$0.17
Canceled	(232,789)	$0.15 – $5.00	$0.16

Outstanding at August 29, 2003	2,414,083	$0.15 – $5.00	$0.18

The following table summarizes information about options outstanding and exercisable as of August 29, 2003:

Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life	Number Exercisable
$0.15	2,083,983	8.6	1,224,746
$0.25	158,000	9.3	140,998
$0.275	130,000	10.0	130,000
$0.50	20,000	3.1	20,000
$1.50	20,000	4.9	20,000
$5.00	2,100	7.5	1,430

	2,414,083		1,537,174

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

7. Employee Benefit Plans

The Company has a defined contribution plan covering substantially all employees who are at least 18 years of age with one month of service. Employees may elect to contribute up to 100% of their annual salary, subject to federal limitations. Contributions by the Company are discretionary but will not exceed 6% of employee compensation and approximated $202,770 for the fiscal year ended August 29, 2003.

In December 1997, the Company established a non-qualified deferred compensation agreement (the “Agreement”) for the benefit of a selected group of executives. The Agreement was structured as a “Rabbi Trust” in which the Company and senior management may contribute funds to an irrevocable trust. Upon the death or retirement of Company senior management covered under the Agreement, the trust will make payments to senior management or named beneficiaries. Accordingly, until funds contributed by the Company are distributed from the trust, the funds are available to settle the general obligations of the Company. As of August 29, 2003, $164,180 contributed to the trust is included as both an asset and a matching liability in “other assets” and “deferred compensation liability.”

8. Commitments and Contingencies

Leases

The Company leases miscellaneous office equipment and conducts operations in leased facilities. The leases expire on various dates through June 2007. Under the terms of these noncancelable operating leases, the Company is required to pay all taxes, insurance and maintenance. Rental expense under the leases approximated $610,267 in fiscal year 2003.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

8. Commitments and Contingencies (continued)

Future minimum lease payments under the operating and capital leases are as follows:

Fiscal year ending	Operating Leases	Capital Leases
2004	$453,752	$1,325
2005	302,272	—
2006	279,197	—
2007	566	—
2008	—	—

Total minimum lease commitments	$1,035,787	1,325

Less amount representing interest		(618)

Present value of future minimum lease payments		707
Less current portion		707

		$—

9. Related Party Transactions

During fiscal year 2002, the due date of a note receivable from an officer of the Company was extended by two years.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

10. Discontinued Operations

During fiscal year 2001, the Company completed a formal plan to wind down the operation of its automotive accessory visualization software business. The revenues and expenses of this business segment have been reclassified to discontinued operations. During fiscal year 2002 the Company sold certain intellectual property assets of this business segment and continued to wind-down other operations of this segment. The wind-down of operations was completed in fiscal year 2003, and the Company expects negligible losses from this business segment in future periods.

Revenues reclassified to discontinued operations were $0 in fiscal year 2003. Losses from discontinued operations of $72,617 in fiscal year 2003, were presented net of income tax benefit of $0 for fiscal year 2003. Cash flows from discontinued operations have been reported as a single line in the Company’s consolidated statement of cash flows.

High Technology Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

10. Discontinued Operations (continued)

Assets and liabilities of the discontinued operations consisted of the following:

August 29, 2003
Assets:
Current assets	$—
Non-current assets, net	—

—
Liabilities:
Accounts payable and other current liabilities	56,203

Total net assets (liabilities)	$(56,203)

Net assets (liabilities) of the discontinued operations have been separately classified in the accompanying balance sheets as of August 29, 2003.

11. Subsequent Event (unaudited)

On January 5, 2004, all of the outstanding securities of the Company were acquired for $48,750,000 in cash. Such initial consideration was reduced by $262,109 for certain post-closing purchase price adjustments pursuant to the Agreement and Plan of Reorganization (“Agreement”) by and among the Wireless Facilities, Inc. (WFI), WFI Government Services, Inc. (Parent), a Delaware corporation and wholly-owned subsidiary of WFI, Horseshoe Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, the Company and certain of its stockholders. As a result of the acquisition, the Company became a wholly-owned subsidiary of Parent and therefore, will be included in the consolidated financial results of WFI effective for periods subsequent to January 5, 2004.